Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Kyle Bland Navigant Investor Relations 312.573.5624 kyle.bland@navigant.com	Tim Blair Navigant Corporate Communications 303.383.7344 timothy.blair@navigant.com

NAVIGANT REPORTS SECOND QUARTER 2019 FINANCIAL RESULTS

CHICAGO, August 2, 2019 – Navigant (NYSE: NCI) today reported financial results for the quarter ended June 30, 2019.

Second quarter 2019 highlights:

•	Revenues and revenues before reimbursements (RBR) were $223.1 and $196.6 million respectively, up 21% and 19% compared to second quarter 2018
•	Adjusted EBITDA from continuing operations for the second quarter 2019 of $20.9 million was up $3.3 million, or 19%, compared to the prior year period
•	Net income from continuing operations attributable to Navigant Consulting, Inc. of $8.6 million, or $0.22 per share, was up $2.5 million or 40% compared to the second quarter 2018
•

Adjusted Earnings per Share (EPS) from continuing operations of $0.29, which includes per share income attributable to non-controlling interest, net of tax, increased $0.11 compared to second quarter 2018

MERGER AGREEMENT

In a separate announcement, today, Guidehouse, a portfolio company of Veritas Capital, agreed to acquire Navigant in an all-cash transaction valued at $1.1 billion (“Proposed Merger”).  Under the terms of the Proposed Merger, which is subject to shareholder and regulatory approval, as well as other customary closing conditions, Navigant shareholders will receive $28.00 per share in cash for each Navigant share owned upon closing of the transaction.  Due to this announcement, the Company’s earnings conference call previously scheduled for August 8, 2019 has been canceled, and the Company does not intend to update its outstanding 2019 financial guidance.  For further information on the Proposed Merger, please refer to the Company’s current report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 2, 2019.

SECOND QUARTER 2019 FINANCIAL RESULTS

	For the quarter ended June 30,
(Dollars in millions, excluding per share data)	2019	2018	Increase
Revenue	$223.1	$184.7	$38.4
RBR	$196.6	$165.2	$31.4
Net income from cont. ops. attrib. to Navigant Consulting, Inc.	$8.6	$6.1	$2.5
Adjusted EBITDA (1)	$20.9	$17.6	$3.3
Adjusted Earnings per Share (1)	$0.29	$0.18	$0.11
(1) From continuing operations, which includes results attributable to non-controlling interests. See definition and reconciliation of non-GAAP measures elsewhere in this release

Navigant reported second quarter 2019 revenues and RBR of $223.1 million and $196.6 million respectively, up 21% and 19% compared to the second quarter 2018.  The quarter benefited from robust growth in managed services, including strong performance at the Health System Solutions (HSS) venture, which commenced operations in July of 2018, as well as continued strong growth in both Healthcare and Energy consulting.  These items were partially offset by lower RBR within the Financial Services Advisory and Compliance (FSAC) segment.

Adjusted EBITDA from continuing operations in the second quarter 2019 was $20.9 million, up 19% from the prior year period primarily due to continued strong performance from HSS and solid margin flow through in Healthcare consulting.

Net income from continuing operations attributable to Navigant Consulting, Inc. of $8.6 million, or $0.22 per share, was up $2.5 million compared to the second quarter 2018 as the operating performance discussed above was further aided by favorable net interest costs, lower depreciation and amortization, as well as a lower share count in the current year period.  These items were partially offset by higher income attributable to non-controlling interest, net of tax, in the current year period due to the first-year contributions from HSS.  Net income attributable to Navigant Consulting, Inc., which includes results from discontinued operations, was down compared to the prior year period reflecting the divestiture of the Company’s former Disputes, Forensics and Legal Technology segment and transaction advisory services practice completed in the third quarter 2018.

Second quarter 2019 Adjusted EPS from continuing operations of $0.29, which includes $0.06 per share of income attributable to non-controlling interest, net of tax, increased $0.11 compared to the second quarter 2018 driven by the items discussed above.

SECOND QUARTER 2019 SEGMENT RESULTS

	For the quarter ended June 30,
(Dollars in millions, numbers may not foot due to rounding)	2019	2018	Increase / (Decrease)
RBR
Healthcare	$127.4	$91.6	$35.8
Energy	40.0	36.6	3.4
Financial Services Advisory and Compliance	29.1	37.0	(7.9)
Total Company	$196.6	$165.2	$31.4
Revenues
Healthcare	$136.5	$100.3	$36.2
Energy	55.5	44.2	11.3
Financial Services Advisory and Compliance	31.1	40.3	(9.2)
Total Company	$223.1	$184.7	$38.4
Segment Operating Profit
Healthcare	$40.1	$27.4	$12.8
Energy	13.1	12.7	0.5
Financial Services Advisory and Compliance	6.4	13.4	(7.0)
Total Company	$59.7	$53.4	$6.3
Segment Operating Margin (% of RBR)
Healthcare	31.5%	29.9%	1.6%
Energy	32.8%	34.6%	-1.8%
Financial Services Advisory and Compliance	21.9%	36.2%	-14.3%
Total Company	30.4%	32.3%	-1.9%

Healthcare segment RBR of $127.4 million increased 39% for second quarter 2019 compared to the same prior year period driven by improved demand for Healthcare consulting services and stronger-than-expected contributions from HSS.  Segment operating profit of $40.1 million increased $12.8 million in second quarter 2019 compared to second quarter 2018 driven by the first-year contributions from HSS, as well as strong demand in Healthcare consulting supporting increased headcount and driving improved consulting utilization.

Energy segment RBR for second quarter 2019 of $40.0 million increased 9% compared to second quarter 2018, driven by continued robust demand for Energy expertise from both commercial and government clients, particularly in North America.  Segment operating profit of $13.1 million for the quarter was up 3% compared to the second quarter 2018 as revenue growth in North America was offset by muted demand for research and subscription services, as well as softer demand for consulting services in Europe.

Financial Services Advisory and Compliance segment RBR for the second quarter 2019 finished at $29.1 million, down 21% compared to second quarter 2018 primarily due to the wind-down of a large monitorship engagement coupled with continued softness as segment leadership works to rebuild and convert the sales pipeline.  Segment operating profit of $6.4 million decreased $7.0 million compared to the prior year period driven by the aforementioned top-line challenges.

CASH FLOW AND BALANCE SHEET

Second quarter 2019 net cash provided by operating activities, which includes results from discontinued operations, was $13.5 million compared to $53.5 million in the second quarter 2018 driven by lower net income in the current year period due to the contribution of discontinued operations in second quarter 2018, as well as unfavorable working capital in the current year period.  Days Sales Outstanding for continuing operations was 72 days as of June 30, 2019, down 1 day compared to March 31, 2019.  At the end of the second quarter 2019, the Company’s $350 million credit facility remained undrawn and cash and cash equivalents were $90.6 million.

Navigant continued executing its share buyback program by repurchasing 983 thousand shares of common stock during the second quarter of 2019 at an aggregate cost of $20.8 million and an average price of $21.11 per share.

BASIS OF PRESENTATION

In August 2018, the Company sold its former Disputes, Forensics and Legal Technology segment and its transaction advisory services practice within the FSAC segment and, as such, the results have been reclassified to discontinued operations to reflect this transaction for all periods presented in this release. In July 2018, the Company commenced operation of HSS with Baptist Health South Florida. Navigant has a 60% financial and controlling interest in the venture and as such fully consolidates its operations. As a result, the Company reports income attributable to non-controlling interests, net of tax in its consolidated statements of comprehensive income as well as non-controlling interest included in its balance sheet.

NON-GAAP FINANCIAL INFORMATION

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Navigant has provided guidance regarding Adjusted EBITDA, Adjusted EPS, both of which exclude the impact of severance expense and other operating costs (benefit), as applicable.  Navigant has also provided guidance regarding Adjusted Free Cash Flow, which excludes changes in assets and liabilities and allowance for doubtful accounts receivable less cash payments for property and equipment and deferred acquisition related payments.

•

Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per Share (EPS) Adjusted EBITDA is EBITDA – earnings before interest, taxes, depreciation, and amortization – excluding the impact of severance expense and other operating costs (benefit), as applicable. Adjusted Net Income and Adjusted Earnings per Share exclude the net income and per share net income impact of severance expense, other operating costs (benefit) and certain tax adjustments, as applicable. While other operating costs (benefit) are generally non-recurring in nature, severance expense and certain other operating costs are not considered to be non-recurring, infrequent or unusual to the business.  Management believes that these non-GAAP financial measures provide investors with enhanced comparability of Navigant’s results of operations across periods. See non-GAAP reconciliations for more details.

•

Adjusted Free Cash Flow is calculated as net cash provided by (used in) operations excluding the change in assets, liabilities and allowance for doubtful accounts less cash payment for property, equipment and deferred acquisition liabilities. Adjusted Free Cash Flow does not represent cash available for spending as it excludes certain contractual obligations such as debt repayment. However, management believes that Adjusted Free Cash Flow provides investors with an indicator of cash available for on-going business operations and long-term value creation. See non-GAAP reconciliations for more details.

CONFERENCE CALL DETAILS

Due to announcement of the Proposed Merger, the Company’s earnings conference call previously scheduled for August 8, 2019 has been canceled.

ABOUT NAVIGANT

Navigant Consulting, Inc. (NYSE: NCI) (“the Company”) is a specialized, global professional services firm that helps clients take control of their future. Navigant’s professionals apply deep industry knowledge, substantive technical expertise, and an enterprising approach to help clients build, manage, and/or protect their business interests. With a focus on markets and clients facing transformational change and significant regulatory or legal pressures, the firm primarily serves clients in the healthcare, energy, and financial services industries. Across a range of advisory, consulting, outsourcing, and technology/analytics services, Navigant’s practitioners bring sharp insight that pinpoints opportunities and delivers powerful results. More information about Navigant can be found at navigant.com.

Statements included in this report which are not historical in nature are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by words such as “anticipate,” “believe,” “may,” “should,” “could,” “intend,” “estimate,” “expect,” “likely,” “continue,” “plan,” “projects,” “positioned,” “outlook” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this report. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: the satisfaction of the conditions precedent to the consummation of the proposed merger, including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed merger; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors, executive officers and others following the announcement of the proposed merger; disruptions of current plans and operations caused by the announcement and pendency of the proposed merger; potential difficulties in employee retention due to the announcement and pendency of the proposed merger; the response of customers, suppliers, business partners and regulators to the announcement of the proposed merger; the risk of unanticipated costs, liabilities or an adverse impact on the Company’s business operations arising from the Company’s provision of post-divestiture transition services and support in connection with the sale of the Company’s Disputes, Forensics and Legal Technology segment and the transaction advisory services practice within the Company’s Financial Services Advisory and Compliance segment;  the execution of the Company’s long-term growth objectives and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures and complete such acquisitions and divestitures in the time anticipated; pace, timing and integration of acquisitions; operational risks associated with new or expanded service areas, including business process management services; impairments; changes in accounting standards or tax rates, laws or regulations; management of professional staff, including dependence on key personnel, recruiting, retention, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements and the Company’s ability to attract new business; brand equity; competition; accurate pricing of engagements, particularly fixed fee and multi-year engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; government contracting; professional liability; information security; the adequacy of our business, financial and information systems and technology; maintenance of effective internal controls; potential legislative and regulatory changes; continued and sufficient access to capital; compliance with covenants in our credit agreement; interest rate risk; and market and general economic and political conditions.  Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018,, and elsewhere in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website or at investors.navigant.com.  The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data (1))

(Unaudited)

	For the quarter ended		For the six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Revenues before reimbursements	$196,567	$165,224	$382,696	$326,669
Reimbursements	26,489	19,489	43,222	36,112
Total revenues	223,056	184,713	425,918	362,781
Cost of services:
Cost of services before reimbursable expenses	140,405	113,121	275,761	230,057
Reimbursable expenses	26,489	19,489	43,222	36,112
Total cost of services	166,894	132,610	318,983	266,169
General and administrative expenses	35,968	34,912	71,135	71,991
Depreciation expense	4,262	4,943	8,848	9,940
Amortization expense	1,393	1,665	2,765	3,417
Other operating costs	-	2,295	32	3,278
Operating income	14,539	8,288	24,155	7,986
Interest expense	317	911	635	1,739
Interest income	(375)	(77)	(1,064)	(196)
Other expense, net	(10)	(183)	122	178
Income from continuing operations before income tax expense	14,607	7,637	24,462	6,265
Income tax expense	3,682	1,509	6,729	1,734
Net income from continuing operations	10,925	6,128	17,733	4,531
Income from discontinued operations, net of tax	523	22,698	34	36,148
Net income	11,448	28,826	17,767	40,679
Income attributable to non-controlling interest, net of tax	(2,369)	-	(4,407)	-
Net income attributable to Navigant Consulting, Inc.	$9,079	$28,826	$13,360	$40,679

Basic net income per share data
Income from continuing operations attributable to Navigant Consulting, Inc.	$0.22	$0.14	$0.34	$0.10
Income from discontinued operations, net of tax	$0.01	$0.50	$-	$0.80
Net income attributable to Navigant Consulting, Inc.	$0.23	$0.64	$0.34	$0.90
Shares used in computing basic per share data	38,654	45,106	39,436	45,113

Diluted net income per share data
Income from continuing operations attributable to Navigant Consulting, Inc.	$0.22	$0.13	$0.33	$0.10
Income from discontinued operations, net of tax	$0.01	$0.49	$-	$0.77
Net income attributable to Navigant Consulting, Inc.	$0.23	$0.62	$0.33	$0.87
Shares used in computing diluted per share data	39,616	46,549	40,512	46,692

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AND SELECTED DATA

(In thousands, except DSO data)

(Unaudited)

	June 30,	December 31,
	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$90,626	$206,920
Accounts receivable, net and contract assets	200,820	179,923
Prepaid expenses and other current assets	25,199	22,512
Total current assets	316,645	409,355
Non-current assets:
Property and equipment, net	62,672	63,025
Operating lease right-of-use asset	80,780	-
Intangible assets, net	14,129	14,166
Goodwill	426,060	422,357
Other assets	7,945	8,644
Total assets	$908,231	$917,547

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,219	$13,302
Accrued liabilities	17,641	15,558
Accrued compensation-related costs	46,316	69,555
Income tax payable	3,362	13,357
Operating lease liabilities	22,735	-
Other current liabilities	23,879	34,044
Total current liabilities	129,152	145,816
Non-current liabilities:
Deferred income tax liabilities	39,258	33,901
Operating lease liabilities	81,166	-
Other non-current liabilities	2,818	25,277
Total non-current liabilities	123,242	59,178
Total liabilities	252,394	204,994
Stockholders' equity:
Common stock	50	49
Additional paid-in capital	671,153	664,473
Treasury stock	(235,216)	(160,972)
Retained earnings	220,983	211,543
Accumulated other comprehensive loss	(5,929)	(6,529)
Total Navigant Consulting Inc. stockholders' equity	651,041	708,564
Non-controlling interest	4,796	3,989
Total stockholders' equity	655,837	712,553
Total liabilities and stockholders' equity	$908,231	$917,547

Days sales outstanding, net (DSO)	72	70

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the quarter ended		For the six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$11,448	$28,826	$17,767	$40,679
Adjustments to reconcile net income to net cash used in
operating activities:
Depreciation expense	4,262	6,768	8,848	13,613
Amortization expense	1,393	1,772	2,765	3,628
Share-based compensation expense	4,212	2,089	6,981	5,466
Deferred income taxes	(278)	(6,601)	4,808	(5,633)
Allowance for doubtful accounts receivable	719	3,764	1,167	6,894
Loss from disposition of discontinued operations	(721)	-	(49)	-
Other, net	112	(968)	297	39
Changes in assets and liabilities (net of acquisitions):
Accounts receivable, net and contract assets	(14,960)	5,423	(21,974)	(18,192)
Prepaid expenses and other assets	1,874	3,088	(2,431)	2,372
Accounts payable	2,339	593	1,916	(1,507)
Accrued liabilities	2,264	1,886	2,145	4,086
Accrued compensation-related costs	5,502	9,334	(23,270)	(27,124)
Income taxes payable	(6,120)	(602)	(9,476)	2,324
Lease liabilities and right-of-use assets	(585)		(1,410)
Other liabilities	1,993	(1,829)	(5,769)	(7,949)
Net cash provided by (used in) operating activities	13,454	53,543	(17,685)	18,696

Cash flows from investing activities:
Purchases of property and equipment	(5,447)	(1,705)	(8,454)	(7,455)
Acquisitions of businesses, net of cash acquired	(120)	-	(6,120)	-
Other, net		(19)	-	(19)
Net cash used in investing activities	(5,567)	(1,724)	(14,574)	(7,474)

Cash flows from financing activities:
Issuances of common stock	608	936	1,464	2,174
Repurchases of common stock	(20,751)	(7,490)	(74,244)	(18,847)
Dividend payments	(1,926)	-	(3,920)	-
Repayments to banks	-	(93,335)	-	(172,479)
Borrowings from banks	-	57,571	-	187,248
Distributions to non-controlling interest holder	-	-	(3,600)	-
Other, net	(2,541)	(4,622)	(3,847)	(6,218)
Net cash used in financing activities	(24,610)	(46,940)	(84,147)	(8,122)

Effect of exchange rate changes on cash and cash equivalents	132	(385)	112	(409)
Net (decrease) increase in cash and cash equivalents	(16,591)	4,494	(116,294)	2,691
Cash and cash equivalents at beginning of the period	107,217	6,646	206,920	8,449
Cash and cash equivalents at end of the period	$90,626	$11,140	$90,626	$11,140

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data and percentages (1))

(Unaudited)

EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share (2)	For the quarter ended		For the six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Adjusted items:
Severance expense	$663	$374	$1,340	$2,157
Income tax benefit (3)	(168)	(99)	(353)	(574)
Tax-effected impact of severance expense	$495	$275	$987	$1,583

Other operating costs -other costs (4)	$-	$2,295	$32	$3,278
Income tax benefit (3)	-	(625)	(9)	(893)
Tax-effected impact of other operating costs - other costs	$-	$1,670	$23	$2,385

Adjusted EBITDA reconciliation:
Net income attributable to Navigant Consulting, Inc.	$9,079	$28,826	$13,360	$40,679
Income attributable to non-controlling interest, net of tax	2,369	-	4,407	-
Income from discontinued operations, net of tax	(523)	(22,698)	(34)	(36,148)
Net income from continuing operations	$10,925	$6,128	$17,733	$4,531
Interest expense	317	911	635	1,739
Interest income	(375)	(77)	(1,064)	(196)
Other expense, net	(10)	(183)	122	178
Income tax expense	3,682	1,509	6,729	1,734
Depreciation expense	4,262	4,943	8,848	9,940
Amortization expense	1,393	1,665	2,765	3,417
EBITDA	$20,194	$14,896	$35,768	$21,343
Adjusted items:
Severance expense	663	374	1,340	2,157
Other operating costs - other costs	-	2,295	32	3,278
Adjusted EBITDA from continuing operations	$20,857	$17,565	$37,140	$26,778

Adjusted Net Income reconciliation:
Net income attributable to Navigant Consulting, Inc.	$9,079	$28,826	13,360	40,679
Income attributable to non-controlling interest, net of tax	2,369	-	4,407	-
Income from discontinued operations, net of tax	(523)	(22,698)	(34)	(36,148)
Net income from continuing operations	$10,925	$6,128	$17,733	$4,531
Adjusted items:
Tax-effected impact of severance expense	495	275	987	1,583
Tax-effected impact of other operating costs - other costs	-	1,670	23	2,385
Impact of certain income tax related items (5)	-	100	-	1,200
Tax-effected adjusted items	495	2,045	1,010	5,168
Adjusted Net Income from continuing operations	$11,420	$8,173	$18,743	$9,699
Shares used in computing adjusted per diluted share data	39,616	46,549	40,512	46,692
Earnings per share from continuing operations attributable to Navigant Consulting, Inc.	$0.22	$0.13	$0.33	$0.10
Earnings per Share attributable to non-controlling interest	0.06	-	0.11	-
Earnings per Share from adjusted items	0.01	0.04	0.02	0.11
Adjusted Earnings per Share from continuing operations (1)	$0.29	$0.18	$0.46	$0.21

	For the quarter ended		For the six months ended
Adjusted Free Cash Flow (6)	June 30,		June 30,
	2019	2018	2019	2018
Net cash provided by (used in) operating activities	$13,454	$53,543	$(17,685)	$18,696
Changes in assets and liabilities	7,693	(17,893)	60,269	45,990
Allowance for doubtful accounts receivable	(719)	(3,764)	(1,167)	(6,894)
Purchases of property and equipment	(5,447)	(1,705)	(8,454)	(7,455)
Payments of contingent acquisition liabilities	-	(1,090)	-	(1,170)
Adjusted Free Cash Flow	$14,981	$29,091	$32,963	$49,167

Leverage Ratio (7)	At June 30,
	2019	2018
Adjusted EBITDA for prior twelve-month period (including disc. ops. prior to sale)	$78,020	$134,847
Bank debt	$-	$147,005
Leverage Ratio	-	1.09

	For the quarter ended			For the six months ended
Organic Growth (8)	June 30,			June 30,
	2019	2018	Growth	2019	2018	Growth
Revenues before reimbursements	$196,567	$165,224	19.0%	$382,696	$326,669	17.2%
Pro forma acquisition adjustment	-	520		-	1,118
Currency impact	798	-		965	-
FX Neutral Organic RBR	$197,365	$165,744	19.1%	$383,661	$327,787	17.0%

Footnotes

(1) Per share data may not sum due to rounding.

(2) EBITDA is earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA excludes the impact of severance expense and other operating costs (benefit), as applicable.  Adjusted Net Income and Adjusted Earnings per Share exclude net income and per share net income impact of severance expense and other operating costs (benefit) and certain tax adjustments, as applicable. While other operating costs (benefit) are generally non-recurring in nature, severance expense and certain other operating costs are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these non-GAAP financial measures provide investors with enhanced comparability of Navigant's results of operations across periods.

(3) Income tax impact has been determined based on specific tax jurisdiction.

(4) In 2018, the Company incurred non-recurring legal costs relating to a shareholder proxy contest, as well as non-recurring fees and expenses relating to the divestiture of its former Disputes, Forensics and Legal Technology segment and transaction advisory services practice.

(5) In Q4 2018, the Company settled its 2014 income tax audit with the IRS.  The settlement resulted in an incremental tax expense related to the timing of tax deductions on certain executive compensation awards that required employment beyond the year of deduction.  Although tax expense also includes adjustments for the 2014-2017 tax years, the adjustment is primarily driven by the deductions taken on our 2014 income tax return.  After reaching this settlement in Q4 2018, the Company restated the Q1-Q3 2018 Adjusted EPS figures to reflect amounts accrued in those periods for this settlement.  The adjustment includes related interest cost.

(6) Adjusted Free Cash Flow is calculated as net cash provided from operations excluding changes in assets and liabilities and allowance for doubtful accounts receivable less cash payments for property and equipment and deferred acquisition related payments. Adjusted Free Cash Flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayment.  However, management believes that it provides investors with an indicator of cash flows available for on-going business operations and long-term value creation.

(7) Leverage ratio is calculated as bank debt at the end of the period divided by Adjusted EBITDA (for continuing and discontinued operations) for the prior twelve-month period.  Management believes that leverage ratio provides investors with an indicator of the cash flows available to repay the Company's debt obligations.

(8) Organic growth represents revenues before reimbursements from continuing operations adjusted to include the impact of our acquisitions as if the Company owned them from the beginning of each comparable period and adjusted to exclude the impact of foreign currency exchange rate fluctuations.  Management believes that organic growth reflects the growth of our existing business and is, therefore, useful in analyzing the Company's financial condition and results of operations.